FOR  IMMEDIATE  RELEASE
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                                   WHIPPLE  COMMUNICATIONS
                                   Kristin  Whipple
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ASCENT  PEDIATRICS  OBTAINS  ADDITIONAL  FINANCING  TO  SUPPORT  PRODUCT  LAUNCH

                          Sells FeverAll  Product Line


Wilmington, MA - January 2, 2001 - Ascent Pediatrics, Inc. (OTCBB - ASCTP) announced today that it has obtained a commitment from an affiliate of ING
Furman Selz to provide up to $10.25 million in financing to support the Company's operations and the launch of its two pediatric products: Orapred , a liquid corticosteroid which was approved by the FDA in December 2000, and Primsol , an antibiotic for the treatment of ear infections, which was approved by the FDA in January 2000. In addition, the Company announced that the Company had sold its Feverall product line to Alpharma USPD Inc. ("Alpharma") in exchange for the cancellation by Alpharma of $12.0 million of indebtedness owed to Alpharma by the Company and that the Company and Alpharma had agreed to cancel their $40.0 million credit facility and that Alpharma would not exercise its option to acquire the Company.

The $10.25 million financing will be in the form of $6.25 million of 7.5% secured notes and $4.0 million of Series H Preferred Stock and will be advanced to the Company as needed by the Company. Under the terms of the notes, the Company will pay interest quarterly and repay the outstanding principal of the notes upon maturity (December 31, 2001 unless extended to no later than June 30, 2002 by the lender) or earlier upon a change in control of the company or other conditions. Under the terms of the Series H Preferred Stock, the Company will be entitled to, and the holders of the Series H Preferred Stock will be entitled to cause the Company to, redeem the Series H Preferred Stock for a price equal to the liquidation amount of the Series H Preferred Stock, plus $10.0 million. In connection with the financing, the Company will issue warrants to purchase up to 10,950,000 depositary shares of the Company at an exercise price of $.05 per share and reduce the exercise price of other warrants held by ING Furman Selz to $.05 per share.

In connection with the sale of the FeverAll product line, the Company was granted the right to repurchase the product line at any time within the next 12 months for $12.0 million.

Ascent Pediatrics, Inc., based in Wilmington, Mass., is the only pharmaceutical company in the United States dedicated solely to developing medicines just for children. Founded in 1989 to develop and market improved pediatric pharmaceuticals, the Company's products include Primsol (trimethoprim HCI, oral solution, 50mg/5mL), treatment for ear infections; Orapred (prednisolone sodium phosphate 20.2mg/5mL, equivalent to prednisolone 15mg/5mL) oral solution as a treatment for children with asthma and other inflammatory conditions; and Pediamist , an over-the-counter saline nasal mist.

Investors are cautioned that this press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "expects", "intends", "will", and similar expressions are intended to identify forward-looking statements. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to numerous factors, including but not limited to the following: uncertainty related to the commercial success of the Company's products including Primsol and Orapred, the Company's need for additional capital, seasonality and variable operating results, inability to retain or attract customers due to competition, uncertainty in the healthcare industry and risk of product liability claims. These factors, as well as a number of other important factors, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, under the caption "Management's Discussion and Analysis for Financial condition and Results of Operations - Certain Factors That May Affect Future Results", which description is incorporated herein by reference, and in the Company's other filings with the Securities and Exchange Commission.
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